Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 24, 2022 relating to the financial statements of HOOKIPA Pharma Inc. for the year ended December 31, 2021, which appears in the Annual Report of HOOKIPA Pharma Inc. on Form 10-K for the year ended December 31, 2021.

Vienna, Austria

April 29, 2022

PwC Wirtschaftsprüfung GmbH

/s/ Stefano Mulas
German Certified Public Accountant